Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 3, 2021, with respect to the financial statements of InRe Fund L.P. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Enstar Group Limited for the registration of ordinary shares, preference shares, depositary shares, debt securities, purchase contracts and units, warrants, and units.

/s/ Ernst & Young

Sydney, Australia
March 1, 2023

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 3, 2021, with respect to the financial statements of InRe Fund L.P. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Enstar Finance LLC for the registration of debt securities, fully and unconditionally guaranteed by Enstar Group Limited.

/s/ Ernst & Young

Sydney, Australia
March 1, 2023